Exhibit 10.2

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of May 9, 2022, by and among Grindr Group LLC, a Delaware limited liability company (the “Company”), Tiga Acquisition Corp. (“Acquiror”), a Cayman Islands exempted company (which shall redomesticate as a Delaware corporation pursuant to the terms of the Merger Agreement (as defined below)), Tiga Merger Sub LLC (“Merger Sub”), a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror, the undersigned, a shareholder of Acquiror (the “Sponsor”) and each of the individuals party to this Agreement, each of whom is a member of the board of directors of Acquiror (such individuals, together with the Sponsor, each a “Shareholder” and, collectively the “Shareholders”). Each of the Company, Acquiror, Merger Sub and the Shareholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Company, Acquiror and Merger Sub, are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) (as the same may be amended or supplemented from time to time), on or around May 9, 2022 (the “Signing Date”), which provides for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of New Grindr (as defined below) (the “Merger”);

WHEREAS, as a condition to the Merger, and on the day immediately prior to the Closing Date, Acquiror will change its jurisdiction of incorporation by effecting a deregistration under the Companies Law (2020 Revision) of the Cayman Islands and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which Acquiror’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). Simultaneously with the Closing, Acquiror will change its name from “Tiga Acquisition Corp.” to “Grindr Inc.” (“New Grindr”);

WHEREAS, as a result of and upon the effective time of the Domestication, (i) each then issued and outstanding Class A Share (as defined in the Memorandum of Association described below) of Acquiror will convert automatically, on a one-for-one basis, into a share of New Grindr common stock of par value $0.001 per share (“New Grindr Common Stock”); (ii) each then issued and outstanding redeemable Acquiror private placement and public warrants (“Tiga Warrants”) will convert automatically into a warrant to purchase one (1) share of New Grindr Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) (“New Grindr Warrant”), pursuant to that certain Warrant Agreement, dated as of November 23, 2020, by and between Acquiror and Continental Stock Transfer & Trust Company; and (iii) each then issued and outstanding unit of Acquiror will be separated and converted automatically into one share of New Grindr Common Stock and one fourth of one New Grindr Warrant;

WHEREAS, each Shareholder is the sole legal and beneficial owner of and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of each class and type of equity securities of Acquiror set forth below (the “Current Shares”), in addition to any other equity securities of Acquiror or, as the case may be, New Grindr acquired by such Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to such Shareholder in connection with the conversion or exchange (including pursuant to the Domestication) of any other equity securities, or received by such Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, and expects to receive substantial benefits as a result of (i) the issuance of any equity securities pursuant to that certain Amended and Restated Forward Purchase Agreement entered into as of May 9, 2022, by and between Acquiror and the Sponsor and (ii) the consummation of the Merger subject to the terms of the Merger Agreement (collectively, the “Equity Securities”);

WHEREAS, each Shareholder will agree to waive any adjustment to the conversion ratio or other anti-dilution protections set forth in the Amended and Restated Memorandum and Articles of Association of Acquiror, dated July 27, 2020 (as it may be amended, restated or otherwise modified from time to time, the “Memorandum of Association”), with respect to the Class B Shares (as defined in the Memorandum of Association) in connection with the Business Combination; and

WHEREAS, in consideration for the payments and other benefits to be received by each Shareholder under and subject to the terms of the Merger Agreement and as a material inducement to Acquiror’s and the Company’s entry into the Merger Agreement and consummation of the transactions contemplated thereby, each Shareholder agrees to enter into this Agreement and to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.          Support Agreement.

(a)          Each Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the Merger Agreement (the “Effective Period”), at any meeting of the shareholders of Acquiror (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of Acquiror), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of Acquiror (collectively, “such meeting or written consent”), each Shareholder shall, solely in its capacity as a shareholder of Acquiror, as applicable, do the following:

(i)          when such meeting is held, appear at such meeting (in person or by proxy pursuant to Section 1(b) below) or otherwise cause the Equity Securities to be counted as present thereat for the purpose of establishing a quorum;

(ii)          vote the Equity Securities (or execute and return an action by written consent), or cause the Equity Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the proposals set forth  in the Proxy Statement/Registration Statement, the Merger Agreement, and the dealing with of the Equity Securities in accordance with the Merger Agreement, and the transactions contemplated thereby, including the Domestication (collectively, the “Transactions”), including with respect to any matter in furtherance of, or contemplated by, the Transactions or by any of the Ancillary Agreements for which a vote or approval of the shareholders of Acquiror is required; and

(iii)          vote against any action, proposal, transaction or agreement that would (x) result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Acquiror or Merger Sub contained in the Merger Agreement or (y) impede, frustrate, prevent or nullify and provision of this Agreement, the Merger Agreement or the Transactions.

(b)          Each Shareholder hereby covenants and agrees that such Shareholder shall not, at any time prior to the earlier of the termination of this Agreement in accordance with Section 4(a) or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Equity Securities that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Equity Securities that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)          During the Interim Period, each Shareholder shall not take, nor shall it permit any of its Affiliates or any of its or their respective representatives to take, whether directly or indirectly, any action to (i) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any Business Combination Proposal or (ii) approve, endorse or recommend, or make any public statement approving, endorsing or recommending, any Business Combination Proposal, in the case of each of clauses (i) and (ii), other than a Business Combination Proposal with the Company, its shareholders and their respective Affiliates and representatives. Each Shareholder shall, and shall cause its Affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal, other than with the Company, its equityholders or their respective controlled Affiliates. If a Shareholder receives any inquiry or proposal with respect to an Business Combination Proposal, then such Shareholder shall promptly (and in no event later than twenty-four (24) hours after such Shareholder becomes aware of such inquiry or proposal) (i) notify such person in writing that Acquiror is subject to an exclusivity agreement with respect to the Merger that prohibits such Shareholder from considering such inquiry or proposal and (ii) advise the Company of such inquiry or proposal.

2.          Transfer of Equity Securities; New Equity Securities. During the Effective Period, each Shareholder will not, directly or indirectly, sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert, or similarly dispose of (by merger, by contract, by testamentary disposition or otherwise) (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding with respect to the Transfer of, any of the Equity Securities or any interest therein; provided, that Transfers to the Affiliates of the Shareholder shall be permitted if, as a precondition to such Transfer, the transferee shall agree in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 2 shall not relieve the Shareholder of its obligations under this Agreement.

3.          Shareholder Representations and Warranties. Each Shareholder represents and warrants to Acquiror, the Company and Merger Sub (solely with respect to such Shareholder and not with respect to any other shareholder of Acquiror, the Company and Merger Sub) that:

(a)          (i) if the Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Shareholder have been duly and validly authorized by all necessary action on the part of the Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of the Shareholder or the Shareholder’s Affiliates; and (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Equity Securities.

(b)          (i) The Shareholder has duly and validly executed this Agreement, (ii) this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), (iii) the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Equity Securities, and (iv) there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Equity Securities), other than pursuant to the articles of incorporation of Acquiror from time to time, or any restrictions on transfer arising under applicable securities Laws. The Shareholder has the sole right to vote the Equity Securities, and, none of the Equity Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the articles of incorporation of Acquiror from time to time, or any restrictions on transfer arising under applicable securities Laws. The Current Shares are the only equity securities of Acquiror owned legally or beneficially by such Shareholder on the date hereof, and except for the Forward Purchase Commitment and the Backstop Commitment (each as defined in the Merger Agreement) and as set forth below, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of Acquiror or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

(c)          The Shareholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Equity Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Equity Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Equity Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.          Waiver of Anti-dilution Protection. Each Shareholder hereby waives (for itself, and for its successors, heirs and assigns), to the fullest extent permitted by law and the Certificate of Incorporation, all rights pursuant to Section 17 of the Memorandum and Articles to have the shares of Class B Shares convert to shares of Class A Shares at a ratio of greater than one-for-one in connection with the issuance of any Class A Shares or equity-linked securities that may arise or be exercisable in connection with the Transactions. Without limitation to the foregoing, upon the consummation of the Transactions, each Shareholder hereby acknowledges and agrees that pursuant to Section 17.2 of the Memorandum and Articles, each share of Class B Shares held by such Shareholder shall automatically convert into one (1) Class A Share. For the avoidance of doubt, the waiver specified in this Section 4 shall be applicable only in connection with the Transactions and this Agreement and shall be void and of no force and effect if the Merger Agreement and/or this Agreement shall be terminated for any reason.

5.          Redemption of Sponsor Shares. Each Shareholder hereby agrees not to redeem any Equity Securities owned or controlled by such Shareholder (directly or indirectly) in connection with the transactions contemplated by the Merger Agreement.

6.          Termination; Amendments and Waivers; Assignment.

(a)          This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the valid termination of the Merger Agreement pursuant to Article X thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b)          Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Shareholder, Acquiror, Merger Sub and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by a Shareholder without Acquiror’s, the Company’s and Merger Sub’s prior written consent.

(c)          None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

7.          Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested; provided that any notice or other communication delivered pursuant to clauses (a), (b) or (c) shall be accompanied by an e-mail during normal business hours (and otherwise as of the immediately following Business Day). Unless another address is specified in writing pursuant to the provisions of this Section 5, notices, demands and other communications shall be sent to the addresses indicated below:

(a)          If to Acquiror or Merger Sub:

Tiga Acquisition Corp.
Ocean Financial Centre
Level 40, 10 Collyer Quay
Singapore 049315
Attn: Ashish Gupta
E-mail: agupta@tigainvestments.com

with a copy (which shall not constitute notice) to:

Milbank LLP
12 Marina Boulevard, #36-03
Marina Bay Financial Centre Tower 3
Singapore 018982
Attn: David H. Zemans
Email: dzemans@milbank.com

and

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attn: Neil Whoriskey and Rod Miller
E-mail: nwhoriskey@milbank.com and rmiller@milbank.com

(b)          If to the Company, to:

Grindr Group LLC
750 N San Vicente Blvd
Hollywood, CA 90069
Attention: Bill Shafton
Email: bill@grindr.com

with copies (which shall not constitute notice) to:

Cooley LLP
101 California St, 5th Floor
San Francisco, CA 94111-5800
Attention: Garth Osterman
David Peinsipp
Email: gosterman@cooley.com; dpeinsipp@cooley.com

(c)          If to a Shareholder, to the address and contact information set forth on the Shareholder’s signature page hereto; or

(d)          In the case of any Party, to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

8.          Miscellaneous.

(a)          Entire Agreement. This Agreement, the Merger Agreement, the Transaction Agreements and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b)          No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c)          Further Assurances. Each Shareholder hereby agrees to (a) use such Shareholder’s reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement and the Ancillary Agreements and (b) not take any action that would reasonably be expected to prevent or delay the satisfaction of any of the conditions to the Transactions set forth in Article X of the Merger Agreement.

(d)          Other Provisions. Sections 1.2 (Construction), 11.7 (Governing Law), 11.8 (Headings; Counterparts), 11.12 (Publicity), 11.13 (Severability), 11.14 (Jurisdiction; Waiver of Jury Trial); and Section 11.15 (Enforcement) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

TIGA ACQUISITION CORP.

By:	/s/ Ashish Gupta
Name:	Ashish Gupta
Title:	President

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

GRINDR GROUP LLC

By:	/s/ James Lu
Name:	James Lu
Title:	President and Secretary

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

TIGA MERGER SUB LLC

By:	/s/ Ashish Gupta
Name:	Ashish Gupta
Title:	President

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

TIGA SPONSOR LLC

By:	/s/ Ashish Gupta
Name:	Ashish Gupta
Title:	Manager

Current Shares

1.	6,840,000 Class B Shares

	a.	Convertible into Class A Shares at the Business Combination

2.	________ Class A Units which consist of

	a.	_______ Class A Shares

	b.	_______ Tiga Warrants ($11.50 strike price)

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

Raymond Zage, III

By:	/s/ G. Raymond Zage, III
Name:	Raymond Zage, III
Title:	Chairman and Chief Executive Officer, Tiga Acquisition Corp.

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

Ashish Gupta

By:	/s/ Ashish Gupta
Name:	Ashish Gupta
Title:	Director and President, Tiga Acquisition Corp.

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

David Ryan

By:	/s/ David Ryan
Name:	David Ryan
Title:	Director, Tiga Acquisition Corp.

Current Shares

1.	20,000 Class B Shares

	a.	Convertible into Class A Shares at the Business Combination

2.	NIL Class A Units which consist of

	a.	NIL Class A Shares

	b.	NIL Tiga Warrants ($11.50 strike price)

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

Carman Wong

By:	/s/ Carman Wong
Name:	Carman Wong
Title:	Director, Tiga Acquisition Corp.

Current Shares

1.	20,000 Class B Shares

	a.	Convertible into Class A Shares at the Business Combination

2.	NIL Class A Units which consist of

	a.	NIL Class A Shares

	b.	NIL Tiga Warrants ($11.50 strike price)

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

Ben Falloon

By:	/s/ Ben Falloon
Name:	Ben Falloon
Title:	Director, Tiga Acquisition Corp.

Current Shares

1.	20,000 Class B Shares

	a.	Convertible into Class A Shares at the Business Combination

2.	NIL Class A Units which consist of

	a.	NIL Class A Shares

	b.	NIL Tiga Warrants ($11.50 strike price)